Exhibit 99.1

OpGen Receives Nasdaq Notice Regarding Delayed Form 10-K

ROCKVILLE, Md., April 23, 2024 (GLOBE NEWSWIRE) – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”) announced today that it received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company not filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”). The Company previously filed a Form 12b-25 with the SEC disclosing that it was unable to file the Form 10-K by April 1, 2024 without unreasonable effort or expense.

The Company previously received written notices from Nasdaq that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) for failing to maintain a minimum bid price of $1.00 per share for a 30 consecutive business day period (the “Minimum Bid Price Rule”). As previously disclosed, on February 9, 2024, the Company received written notice from Nasdaq that a Nasdaq Hearings Panel had granted the Company until June 3, 2024 to regain compliance with the Minimum Bid Price Rule. The most recent notice provides that the Nasdaq Hearings Panel will consider the delinquent Form 10-K in connection with its prior grant of an additional period to regain compliance. If the Nasdaq Hearings Panel continues to permit the Company the additional period to regain compliance, the Company expects that it will be required by Nasdaq to file the Form 10-K no later than June 3, 2024 to avoid a delisting determination.

The notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. While the Company can provide no assurance as to timing, the Company is working diligently to finalize the Form 10-K and plans to file the Form 10-K as soon as practicable to regain compliance with the Nasdaq Listing Rule.

About OpGen, Inc.

OpGen, Inc. (Rockville, Md., U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. The Company distributes molecular microbiology solutions that help guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs.

For more information, please visit www.opgen.com

Forward-Looking Statements

This press release includes statements regarding a notice of non-compliance received from Nasdaq. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to timely complete our financial reporting processes with the Company’s auditors and file the Form 10-K, the impacts of other unanticipated delays to the Company’s financial reporting process or other violations of Nasdaq Listing Rules, our ability to regain compliance with Nasdaq Listing Rules, our ability to continue to finance our business and operations, and our liquidity and working capital requirements. For a discussion of the most significant risks and uncertainties associated with OpGen’s business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
David E. Lazar
CEO
InvestorRelations@opgen.com